UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest event reported)               February 24, 2005

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

                                                             (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2005, the Registrant, entered into a Contract of Sale (the “Contract”) to purchase 100% of the fee simple interest of Antilles Apartment Homes, a 324 unit multifamily apartment community located in Houston, Texas from Trivest Westpark L.P. (the “Seller”). The Seller is an unaffiliated third party. The Contract, which was agreed upon through arms length negotiations, provides for a purchase price of $10,200,000, to be paid in cash, subject to normal operating pro rations and adjustments, as provided for in the Contract.

The Contract provides for a Due Diligence Period, which expires 30 days following the effective date of the Contract, or March 26, 2005, during which the Registrant may terminate the Contract in its sole discretion. The Contract calls for a closing on the sale of the property to take place on or before the tenth day following the expiration of the Due Diligence Period, or April 5, 2005. The Contract provides for the Registrant to indemnify the Seller from and against any and all losses, claims, damages and liabilities arising out of the Registrant's entry onto the property upon exercise of its right of inspection during the Due Diligence Period.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1    Contract of Sale between Trivest Westpark L.P., as seller, and Berkshire Income Realty, Inc., as buyer, dated February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE INCOME REALTY, INC.

March 2, 2005	/s/ David C. Quade
David C. Quade
President and Chief Financial Officer